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                                                                   EXHIBIT 10.24


        THE PORTIONS OF THIS DOCUMENT OMITTED AND MARKED WITH ASTERISKS AND BRACKETS IS SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SEC.



                                  SUB-AGREEMENT
                                       TO
                                LICENSE AGREEMENT
                                  (ANIMAL FEED)

        This Sub-Agreement is made effective as of the 1st day of March 2000 (the "Effective Date") by and between Agway, Inc., successor by merger to Agway Consumer Products, Inc. ("Agway") and Planet Polymer Technologies, Inc. ("Planet").

                                    RECITALS:

        A. Agway and Planet entered into a License Agreement ("License Agreement") effective November 12, 1998, pursuant to which Planet granted to Agway an exclusive worldwide license in connection with time-release coatings for a variety of Agricultural Products and Food Products as defined in the License Agreement.

        B. Pursuant to paragraph 4 of the License Agreement, Agway and Planet are entering into this Sub-Agreement for animal feed (hereinafter, the "Product") marketed by Agway's CPG Nutrients Division ("CPG Nutrients") utilizing the technology granted to Agway under the License Agreement.

        C. Terms that are not otherwise defined in this Sub-Agreement shall have the meanings set forth in the License Agreement.

        D. The parties entered into a Sub-Agreement effective as of September 22, 1999, and the parties desire to replace the September 22, 1999 Sub-Agreement with this Sub-Agreement.

                                   WITNESSETH:

        For good and valuable consideration, the parties, intending to be legally bound, agree as follows:


1.      This Sub-Agreement covers the following Product and Market Area:

        Product: All animal feed products incorporating Planet patented/patent pending coatings and/or Planet patented/patent pending polymer systems.

        Market  Area: The world.


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        THE PORTIONS OF THIS DOCUMENT OMITTED AND MARKED WITH
        ASTERISKS AND BRACKETS IS SUBJECT TO A CONFIDENTIAL
        TREATMENT REQUEST FILED SEPARATELY WITH THE SEC

1.1 Definitions. As used in this Sub-Agreement, the following terms shall be defined as follows:

Animal Feed Projects

        CPG Nutrients, or any of its successors, work in connection with or related to the Product.

Net Sales and Revenues

        CPG Nutrients or any of its successors' gross Product sales and revenues, less adjustments for returns, allowances and discounts, as recognized under generally accepted accounting principles and under methods historically used and consistently applied by CPG Nutrients. Any and all sales or revenues from sales of products incorporating polymer coatings and/or polymer systems for other than animal feed (for example, sales of damaged goods as fertilizer) shall not be considered Net Sales and Revenues.

Pre-Tax Earnings/(Loss) Before Sales Royalty

        Net income or loss before Sales Royalty and a provision for federal income tax liability for the Animal Feed Projects in accordance with generally accepted accounting principles and with methods historically used and consistently applied by CPG Nutrients or any of its successors.

Optigen Project

        CPG Nutrients, or any of its successors, work in connection with or related to [* * * * *].

Optigen Project Operating Results

        Net income earned or loss incurred before income taxes by CPG Nutrients or any of its successors solely with respect to the Optigen Project calculated in accordance with generally accepted accounting principles and with methods historically used and consistently applied by CPG Nutrients or any of its successors.

Optigen Project To Date Losses

        The cumulative Optigen Project Operating Results since January 1, 1999. Since January 1, 1999 to December 31, 1999 the total Optigen Project To Date Losses are in the total sum of [*]. The Optigen Project To Date Losses shall be increased or decreased by the Optigen Project Operating Results from January 1, 2000.

Full Fiscal Year

        For purposes of this Sub-Agreement, the Full Fiscal Year shall be the accounting and reporting cycle of Agway, which is a 52 or 53 week year ending the last Saturday of June.

2.      Sales Royalty

2.a) Agway shall pay Sales Royalty amounts to Planet on Net Sales and Revenues during the term of this Sub-Agreement, such Sales Royalty amounts being payable for the term of [*] immediately following the Effective Date of this Sub-Agreement, provided however, that Sales Royalty amounts will be payable only for as long as the manufacture, use or sale of such Product is covered by a claim of an unexpired licensed
        U. S. patent or U. S. patent


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        THE PORTIONS OF THIS DOCUMENT OMITTED AND MARKED WITH
        ASTERISKS AND BRACKETS IS SUBJECT TO A CONFIDENTIAL
        TREATMENT REQUEST FILED SEPARATELY WITH THE SEC

        pending of Planet which has not been held to be either invalid or unenforceable by a final decision from which no appeal is or can be taken.

2.b) The Sales Royalty amount due Planet under sub-paragraph 2.a) above shall be calculated as follows; apply the following percentages based on Net Sales and Revenues for each of Agway's Full Fiscal Years during the term of this Sub-Agreement except that the calculation of Net Sales and Revenues shall commence with the start of the first quarter in which the Optigen Project has a profitable quarter:

               [*};
               [**]; and,
               [***].

2.c) Notwithstanding the calculation of a Sales Royalty under subparagraph 2.b) above, whether any payment is due Planet under subparagraph 2.b) above and the amount of any such payment shall be subject to the following three rules.

        Rule No. 1. Determine whether the Optigen Project was profitable for the fiscal quarter being measured; if the Optigen Project was profitable for said quarter, the Sales Royalty payment due Planet shall be calculated as set forth under subparagraph 2.b) above; however, if the Optigen Project was not profitable for said quarter, no Sales Royalty shall be due Planet for said quarter;

        Rule No. 2. The quarterly Sales Royalty payment to Planet shall not exceed [*] of the quarterly Pre-Tax Earnings/(Loss) Before Sales Royalty; if the quarterly Sales Royalty payment otherwise due Planet exceeds [**] of the quarterly Pre-Tax Earnings/(Loss) Before Sales Royalty, then, the quarterly Sales Royalty payment due Planet shall be reduced to an amount equal to [***] of the quarterly Pre-Tax Earnings/(Loss) before Sales Royalty; and,

        Rule No. 3. Determine whether the Optigen Project To Date Losses have been reduced to [*]; if said losses have been reduced to [**], the quarterly Sales Royalty payment due Planet shall be paid to Planet; however, if the Optigen Project To Date Losses have not been reduced to [***], then, the quarterly Sales Royalty payment due Planet as calculated under subparagraph 2.b) and modified as specified under subparagraph 2.c) Rule No. 1 and Rule No. 2 shall be reduced by [****]. If the reduction in payment from the application of this Rule No. 3 exceeds the remaining Optigen Project To Date Losses, the percentage reduction shall be reduced to such lower percentage as necessary to bring the Optigen Project To Date Losses to [*****].

2.d)    It is the intent of the parties that the following principles apply:

        (i) No quarterly Sales Royalty under subparagraph 2.b) above will become due or payable unless and until CPG Nutrients or any of its successors has [*].


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        (ii)    The quarterly Sales Royalty due and payable to Planet under subparagraph 2.b) above shall not exceed CPG Nutrients or any of its successors quarterly Pre-Tax Earnings Before Sales Royalty on the Product; if CPG Nutrients or any of its successors quarterly Pre-Tax Earnings Before Sales Royalty on the Product is less than [*] the quarterly Sales Royalty due Planet, the quarterly Sales Royalty payable to Planet will be reduced to be equal to [**] of CPG Nutrients or any of its successors quarterly Pre-Tax Earnings Before Sales Royalty; and,

        (iii) Until and unless CPG Nutrients or any of its successors has recouped the Optigen Project To Date Losses, the quarterly Sales Royalty payable, as calculated under subparagraph 2.b) above, to Planet will be [*] the Sales Royalty amount otherwise determined under this Sub-Agreement.

2.e) The Sales Royalty payment as calculated above becomes due at the end of each fiscal quarter, and payable within 45 days thereafter. With each such payment, CPG Nutrients or any of its successors shall furnish Planet a report in sufficient detail to permit confirmation of the accuracy of the Sales Royalty payment made, including without limitation, the sales of the Product during the fiscal quarter being reported, the Sales Royalty payment in United States dollars, the method used to calculate the Sales Royalty payment and the exchange rate used.

2.f) At the end of each Full Fiscal Year, an annual Sales Royalty true-up will be calculated. The Sales Royalty annual true-up will apply the calculation provisions of paragraphs 2.b) and 2.c) to the Net Sales and Revenues for the Full Fiscal Year to determine the actual amount due Planet for the Full Fiscal Year. This amount will be compared to the amounts calculated as due Planet under the four quarterly calculations for that corresponding Full Fiscal Year. If the annual calculation indicates a higher amount due Planet, that payment is due 90 days after the end of the Full Fiscal Year. If the annual calculation indicates a lower amount is due Planet, the difference will be deducted from the next succeeding payment(s) due Planet. CPG Nutrients or any of its successors shall furnish Planet a report in sufficient detail to permit confirmation of the accuracy of the Sales Royalty true-up, including without limitation, the sales of the Product during the fiscal year being reported, the Sales Royalty payment in United States dollars, the method used to calculate the Sales Royalty payment and the exchange rate used.

3. Minimum Annual Royalty. The sole purpose of the Minimum Annual Royalty is to compensate Planet for granting exclusive license rights to Agway for the Product under this Sub-Agreement.

3.a) If the annual Sales Royalty amount, solely as calculated in subparagraph 2.b) above, is less than the Minimum Annual Royalty, as identified in subparagraph 3.b) below, for the corresponding Full Fiscal Year, then, payment of this incremental difference is due to Planet resulting in full satisfaction of the Minimum Annual Royalty.

        If the annual Sales Royalty amount, solely as calculated in subparagraph 2.b) above, is greater than the Minimum Annual Royalty, as identified in subparagraph 3.b) below, for the


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        THE PORTIONS OF THIS DOCUMENT OMITTED AND MARKED WITH
        ASTERISKS AND BRACKETS IS SUBJECT TO A CONFIDENTIAL
        TREATMENT REQUEST FILED SEPARATELY WITH THE SEC

        corresponding Full Fiscal Year, then, the intent of the Minimum Annual Royalty has been fully satisfied. Therefore, the Minimum Annual Royalty provision is not applicable for the corresponding Full Fiscal Year.

3.b)    Minimum Annual Royalty Schedule:

               Full Fiscal Year                    Minimum Annual Royalty
               ----------------                    ----------------------
               Fiscal Year One                            [*]
               Fiscal Year Two                            [**]
               Fiscal Year Three                          [***]
               Fiscal Year Four                           [****]
               Fiscal Year Five                           [*****]
               Fiscal Year Six                            [******]
               Fiscal Year Seven                          [*******]
               Fiscal Year Eight                          [********]
        Each Subsequent Fiscal Year Thereafter            [*********]

        Fiscal Year One shall commence on the first day of the Full Fiscal Year immediately following receipt of an Association of America Feed Control Officials, Inc. (AAFCO") feed ingredient definition for [* * * * *]. If the AAFCO feed ingredient definition is received within the first 60 calendar days of a Full Fiscal Year, then, the AAFCO receipt shall be deemed to have been received in the prior Full Fiscal Year, and Fiscal Year One shall commence as of the first day of the Full Fiscal Year in which the AAFCO receipt was received.

3.c) In order to maintain exclusive license rights to Product, the Minimum Annual Royalty amount due as determined in subparagraph 3.a) will be made by October 31 immediately following the Full Fiscal Year of measurement. Agway may choose to not pay the Minimum Annual Royalty for any and all Full Fiscal Years, and Planet shall have no rights or recourse against Agway for such payment for that year or for any future Full Fiscal Years. However, if Agway fails to make a timely Minimum Annual Royalty payment, Planet reserves the right to provide Agway with a written notice of such failure to pay, and Agway will have 60 days from receipt of such notice to remedy such shortfall in payment. If Agway does not cure its failure to make the Minimum Annual Royalty payment within the 60-day cure period, then, Planet's only recourse and remedy will be to grant non-exclusive license rights to Product to other parties. Despite Agway's failure to make Minimum Annual Royalty payments, this Sub-Agreement shall continue in full force and effect but on a non-exclusive basis, and no Minimum Annual Royalty shall be due from Agway.

4. In the event that any Sales Royalty payments due hereunder are not made when due, the payments shall accrue interest from the due date at the prime lending rate as of said date as published in The Wall Street Journal; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit Planet from exercising any other rights it may have as a consequence of the lateness of any payment.


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        ASTERISKS AND BRACKETS IS SUBJECT TO A CONFIDENTIAL
        TREATMENT REQUEST FILED SEPARATELY WITH THE SEC


5. All payments owed under this Sub-Agreement shall be made by wire transfer to a bank account designated by Planet, unless otherwise specified in writing by Planet. All payments due Planet under this Sub-Agreement shall be paid in United States dollars, free of taxes payable in any foreign country, except for such taxes as result in, and to the extent that the same do result in a foreign tax credit applicable to the United States taxes payable by Planet. With respect to each quarter, for countries other than the United States, whenever conversion of payments from any foreign currency shall be required, such conversion shall be made at the rate of exchange required of CPG Nutrients or any of its successors under generally accepted accounting principles for the applicable accounting period.

6. Agway and its affiliates shall keep accurate books and records as reasonably needed for determination of Sales Royalty payments due under paragraph 2 above. Such books and records shall be maintained for a period of at least three years from the expiration of the relevant Sales Royalty payment period.

7. Not more than once in each fiscal year, Planet may have the books and records of CPG Nutrients, or any of its successors, audited by an independent certified public accounting firm (CPA Firm) reasonably acceptable to Agway to the extent necessary to verify the correctness of any Sales Royalty payment report furnished under this Sub-Agreement. If such independent CPA Firm should determine that an underpayment of Sales Royalty may have occurred, Agway may have Agway's independent accountants review the CPG Nutrients records and the report and calculations of the CPA Firm to determine Agway's independent accountants' assessment of the amount due under this Sub-Agreement. If the CPA Firm and Agway's independent accountants do not agree and the parties cannot agree to a mutually satisfactory resolution, then, a third mutually agreeable nationally recognized independent certified public accounting firm shall be hired by the parties to finally resolve the correct amount due. The determination by the third independent certified public accounting firm shall be final. The CPA Firm and any third firm shall keep all information received in connection with any audit confidential, and they shall report to Planet and Agway only the accuracy of and/or any deficiencies in any such Sales Royalty payment report. The fee for such CPA Firm and any third firm shall be paid by Planet, unless the audit finally results in an upward adjustment of Sales Royalty payments due Planet by more than 5% of the amount due under this Sub-Agreement; in such case, Agway shall pay the full cost of such audits. In any event, Agway shall pay any finally determined underpayment with interest in accordance with paragraph 4 above.

8. The Sub-Agreement effective as of September 22, 1999 is hereby terminated and is replaced with this Sub-Agreement as of the Effective Date of this Sub-Agreement, and this Sub-Agreement shall be a part of the License Agreement entered into between Agway and Planet effective the 12th day of November, 1998 and incorporates all the terms thereof to the extent they are not inconsistent herewith. In the event of any inconsistency between the terms of the License Agreement and this Sub-Agreement, this Sub-Agreement shall govern the rights, duties, privileges and obligations of the parties.


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        THE PORTIONS OF THIS DOCUMENT OMITTED AND MARKED WITH
        ASTERISKS AND BRACKETS IS SUBJECT TO A CONFIDENTIAL
        TREATMENT REQUEST FILED SEPARATELY WITH THE SEC


        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above mentioned.

                                       AGWAY, INC.


                                       By:
                                          --------------------------------------
                                       As:
                                          --------------------------------------

                                       PLANET POLYMER TECHNOLOGIES, INC.


                                       By:
                                          --------------------------------------
                                       As:
                                          --------------------------------------


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